SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934
                        ___________________


   Date of Report (Date of earliest event reported) September 19, 2002
                              BICO, INC.
        (Exact name of registrant as specified in its charter)


 Pennsylvania                    0-10822                    25-1229323
(State of other jurisdiction (Commission File Number)      (IRS Employer
 of incorporation)                                       Identification No.)


  2275 Swallow Hill Road, Bldg. 2500, Pittsburgh,  Pennsylvania  15220
(Address of principal executive offices)                       (Zip Code)


    Registrant's telephone number, including area code (412) 429-0673

        _________________________________________________________
      (Former name or former address, if changes since last report.)


Item 1.   Changes in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events and Regulation D Disclosure.
          BICO, Inc. announced that it made the final payment in connection with its class action lawsuit, ending the Walsingham
          v. BICO class action litigation. BICO continues to reduce its overhead and streamline its operations and administrative expenses; so far, BICO has reduced its compensation costs from approximately $1 million per month in September 2001 to approximately $350,000 per month for September 2002.

Item 6.   Resignations of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired -
               Not Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Not Applicable

Item 8.   Change in Fiscal Year.
          Not applicable

Item 9.   Regulation FD Disclosure.
          Not applicable


SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BICO, INC.

                                     by /s/ Stan Cottrell
                                            Stan Cottrell, CEO,Director


DATED:  September 19, 2002





                  BICO ENDS CLASS ACTION SUIT
        Corporate and financial restructuring continues

     Pittsburgh, PA - September 19, 2002 - BICO, Incorporated (OTCBB:BIKO) today announced that it made the final payment in connection with its class action lawsuit, thus finally ending the Walsingham v. BICO class action litigation that began in 1996. The final class action settlement was approved by the U.S. District Court for the Western District of Pennsylvania on September 9, 2002, subject to the final payment made September 18, 2002. This concludes BICO's only class action litigation.

     The settlement is part of BICO's continued efforts to re-organize and restructure its operations and financial position. Although BICO continues to suffer cash flow problems and deal with its payables, BICO's new chief executive officer Stan Cottrell stated that he believes the company is taking steps in the right direction. BICO continues to reduce its overhead and streamline its operations and administrative expenses; so far, BICO has reduced its compensation costs from approximately $1 million per month in September 2001 to approximately $350,000 per month for September 2002. On an annualized basis, this reduction in compensation costs would result in savings of approximately $7.8 million per year.

     BICO is headquartered in Pittsburgh, PA and is involved in the development, manufacture, and marketing of biomedical devices and environmental solutions.


FOR FURTHER INFORMATION, CONTACT:

Diane McQuaide
1.412.429.0673 phone
1.412.279.9690 fax
INVESTOR     RELATIONS    NEWSLINE    NUMBER:    1.800.357.6204
www.bico.com

        "This press release contains statements of a forward-looking nature. Shareholders and potential investors are cautioned that such statements are predictions and actual events or results may vary."